UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 22, 2016

Tompkins Financial Corporation
(Exact name of registrant as specified in its charter)

New York	1-12709	16-1482357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Commons, PO Box 460, Ithaca, New York		14851
(Address of Principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition

On July 22, 2016, the Company issued a press release announcing its earnings for the calendar quarter ended June 30, 2016. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01

Other Events

On July 22, 2016, the Company issued a press release announcing that its Board of Directors approved payment of a regular quarterly cash dividend of $0.44 per share, payable on August 15, 2016, to common shareholders of record on August 2, 2016. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

On July 22, 2016, the Company also announced that its Board of Directors has authorized the repurchase of up to 400,000 shares of the Company’s outstanding common stock. Purchases may be made on the open market or in privately negotiated transactions over the next 24 months. This program replaces the Company’s existing 400,000 share repurchase program announced on July 25, 2014. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. The information contained in this report, including Exhibits 99.1, 99.2, and 99.3, shall not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01

Financial Statements and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits.

Exhibit No.	Description

99.1	Press Release of Tompkins Financial Corporation dated July 22, 2016
99.2	Press Release of Tompkins Financial Corporation dated July 22, 2016
99.3	Press Release of Tompkins Financial Corporation dated July 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: July 22, 2016	By:	/s/ Stephen S. Romaine
Stephen S. Romaine
President and CEO

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release of Tompkins Financial Corporation dated July 22, 2016
99.2	Press Release of Tompkins Financial Corporation dated July 22, 2016
99.3	Press Release of Tompkins Financial Corporation dated July 22, 2016